Exhibit 10.15

AMENDMENT NO. 1 TO

JER INVESTORS TRUST INC.

NONQUALIFIED STOCK OPTION AND INCENTIVE AWARD PLAN

(MANAGER ONLY)

THIS AMENDMENT NO.1 to the JER Investors Trust Inc. Nonqualified Stock Option and Incentive Award Plan (Manager Only) (the “Plan”) is made effective as of December 16, 2008. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

WHEREAS, JER Investors Trust Inc. (the “Company”) adopted that Plan on May 30, 2007;

WHEREAS, the Company has determined that the Plan should be amended to ensure that it and awards granted thereunder are exempt from, or comply with, Section 409A of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, the Plan is amended as follows:

1.	The Plan is amended by inserting the following as a new Section 10.6:

10.6 Section 409A. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A. To the extent that the Committee determines that the Plan or any Award is subject to Section 409A and fails to comply with the requirements of Section 409A, notwithstanding anything to the contrary contained in the Plan or in any Award Agreement, the Committee reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award, without the consent of the Participant, to cause the Award to either not be subject to Section 409A or to comply with applicable provisions of such section. In addition, for each Award subject to Section 409A, a termination of employment or service with the Company shall be deemed to have occurred under the Plan with respect to such Award on the first day on which the Participant has experienced a “separation from service” within the meaning of Section 409A.

Except as amended hereby, the Plan shall remain in full force and effect.

(signature page follows)

IN WITHNESS WHEREOF, the authorized representative of the Company has executed this Amendment No. 1 to the Plan, effective as of the Effective Date.

JER INVESTORS TRUST INC.

By:	/s/ Mark S. Weiss
	Name:	Mark S. Weiss
	Title:	President